UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023

RESTAURANT BRANDS INTERNATIONAL INC.

RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Canada	001-36786	98-1202754
Ontario	001-36787	98-1206431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 King Street West, Suite 300 Toronto, Ontario	M5X 1E1
(Address of Principal Executive Offices)	(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, without par value	QSR	New York Stock Exchange
Toronto Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class B exchangeable limited partnership units	QSP	Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e)

On February 14, 2023, Restaurant Brands International Inc. (the “Company” or “RBI”) announced that the Board of Directors (the “Board”) has appointed Joshua Kobza to succeed José E. Cil as Chief Executive Officer of the Company, effective March 1, 2023, as part of its ongoing succession process. Mr. Cil will transition to become an advisor for a period of one year, commencing as of such date.

Mr. Kobza has held the position of Chief Operating Officer of RBI since January 2019. Mr. Kobza, 36, previously served as Chief Technology Officer and Development Officer of the Company from January 2018 to January 2019, and as Chief Financial Officer of the Company from December 2014 to January 2018. From April 2013 to December 2014, Mr. Kobza served as Executive Vice President and Chief Financial Officer of Burger King Worldwide. Mr. Kobza joined Burger King Worldwide in June 2012 as Director, Investor Relations, and was promoted to Senior Vice President, Global Finance in December 2012. Prior to joining Burger King Worldwide, Mr. Kobza held various positions in the financial services industry.

In connection with his appointment as Chief Executive Officer, the Board approved an increase to Mr. Kobza’s annual salary from $840,000 to $900,000, and an increase to his annual target bonus opportunity from 185% to 200% of his annual salary. Mr. Kobza’s existing Employment and Post Covenants Agreements with the Company, Burger King Company LLC (“BKC”) and The TDL Group Corp. (“TDL”), each dated February 9, 2015 as previously amended as of January 23, 2019 will be amended as necessary to reflect these changes. All other terms of these agreements, as previously disclosed, remain in effect. Additionally, Mr. Kobza is being granted 300,000 performance share units that vest in May 2028 with the same performance targets as the performance share units granted to Patrick Doyle when he became Executive Chairman in November 2022 as disclosed in the Company’s Current Report on Form 8-K filed on November 16, 2022, which disclosure is incorporated herein.

In connection with Mr. Cil’s transition, the Company will modify his existing Employment and Post Covenants Agreements with the Company, BKC and TDL by terminating the agreements with RBI and TDL and amending his agreement with BKC to reflect his new role. In this position he will receive an annual base salary of $200,000 and will not participate in any annual incentive programs. The Company has also entered into a separation agreement with Mr. Cil pursuant to which the Company agreed to provide COBRA coverage for up to 18 months after his term as advisor, and Mr. Cil provided the Company with a full release.

There are no arrangements or understandings between Mr. Kobza and any other persons pursuant to which Mr. Kobza was selected as the Chief Executive Officer of the Company. There are no family relationships between Mr. Kobza and any director or executive officer of the Company and Mr. Kobza does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

A copy of the press release issued by the Company on February 14, 2023, announcing Mr. Kobza’s appointment as Chief Executive Officer is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated February 14, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

Date: February 14, 2023	/s/ Jill Granat
	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary